EMPLOYMENT AGREEMENT

      AGREEMENT, effective as of October 1,1999 (the "Agreement"), between INFINITE GROUP, INC., a Delaware corporation, having its principal office at 2364 Post Road, Warwick, Rhode Island 02886, (the "Company"), and Bruce J. Garreau, residing at 350 Phelps Avenue North, Winter Park, Florida 32789-4070 (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company desires to employ the Executive as the Chief Financial Officer and Treasurer of the Company to devote full time to the business of the Company, and the Executive desires to be so employed hereunder effective as of the date thereof.

      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT

      1.1 The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve, as the Chief Financial Officer of the Company, and as Treasurer of the Board of Directors upon the terms and conditions herein contained. The Executive shall report regularly and administratively to the Chief Executive Officer of the Company and to the Board of Directors in the exercise of their fiduciary duties and responsibilities. The Executive shall have the executive power and authority to carry out the business plans and policies of the Company and its Subsidiaries, and to make financial decisions in connection therewith.

      1.2 The term of employment under this Agreement shall commence as of the date hereof (the "Effective Date"), and, subject to the terms thereof, shall terminate on the earlier of: (i) October 1, 2002 (the "Termination Date"), or the (ii) termination of the Executive's employment pursuant to this Agreement (such term of employment referred to hereinafter as the "Employment Term"); provided, however, that on the Termination Date and on the date one year thereafter, the Termination Date shall be extended for up to two consecutive periods of one year each unless either party shall have given written notice to the other party not less than six months prior to any such date that the Termination Date shall not be so extended.

      1.3 Throughout the Employment Term, the Executive shall devote his best efforts and substantially all his business time and services to the business and affairs of the Company and its Subsidiaries.

      1.4 This Agreement shall not be interpreted to prohibit the Executive from making passive personal investments or conducting private business affairs if those activities do not materially affect the services required under this Agreement.

2. SALARY

      2.1 From the Effective Date, the Executive shall be entitled to receive a base salary at a rate of not less than $135,000 for each year, payable in arrears in equal installments not less frequently than monthly in accordance with the Company's payroll practices, with such increases as are hereinafter provided. Once increased, such higher amount shall constitute the Executive's annual salary.

      2.2 The Company shall increase the Executive's annual base salary on each January 1 after the Effective Date which occurs during the Employment Term for the 12 month period ending on each December 31.

      2.3 In addition to any increase under Section 2.2, the Company at any time may increase the Executive's base salary.

3. BONUSES

      3.1 The Executive shall participate in all executive bonus plans now existing and established from time to time by the Company including the Company's Executive Incentive Performance Plan. The Company may grant bonuses to the Executive in such amounts and at such times, as the Company shall determine.

4. EMPLOYEE BENEFITS

      4.1 The Executive shall be included to the extent eligible thereunder under any and all existing and future plans, programs or arrangements providing benefits for the senior executives and at least comparable to those maintained by the Company and/or Subsidiary as of the date hereof.

      4.2 The Executive shall be included in all incentive, profit-sharing, bonus, stock option or other similar or comparable plans applicable to senior executives of the Company, and/ or other subsidiaries (including, without limitation, the Company's Executive Performance Plan) in accordance with the terms thereof.

      4.3 The Executive shall be provided with an automobile and shall be entitled to all other perquisites or privileges of office which have been and are made available to other senior executives of the Company and / or Subsidiaries.

      4.4 The Executive shall be provided, at the expense of the Company, a level of disability and life insurance, the terms, conditions and amounts of which are no less favorable to the Executive than those in effect on the Effective Date or as the same may be increased for the senior executives of the Company and/ or Subsidiary.

      4.5 The Executive shall be entitled to no less than four (4) weeks paid vacation in each year. The Company may grant additional vacation time to the Executive.

5. EXPENSES

      5.1 The Executive is authorized to incur reasonable expenses necessary to carry out his duties under this Agreement. The Company will reimburse the Executive for all such expenses upon presentation by the Executive from time to time of an itemized account of such expenditures in accordance with Company practices consistently applied.

6. TERMINATION

      6.1 In the event that the Executive's employment is terminated by the Company (other than as provided in Section 7, or for Cause, as defined below) or the Executive terminates his employment for Good Reason (as defined below) prior to the Termination Date, as then in effect, the Executive shall be entitled to receive, in an immediate lump sum payment, the product of:

      (i) The sum of (A) the Executive's highest annual rate of salary, determined pursuant to Section 2 of this Agreement during the Employment Term, and (B) the highest annual bonus paid to or accrued for the benefit of the Executive during the Employment Term; multiplied by

      (ii)  The greater of :

            (A)   2.00; or

            (B) the number of months (counting any portion of the month as a full month) occurring between the date on which the Executive's employment is terminated and the Executive's Termination Date, as then in effect, divided by 12.

      6.2 In addition, the Company shall provide the Executive with a continuation of the employee benefits or substantially equivalent coverage ( or the full value thereof in cash), for the period from the end of the Employment Term until the Termination Date (as then in effect); provided, however, that in the event that the Executive obtains other substantially comparable employment during such period, the Executive is entitled under this Section 6.2 shall be reduced (but not below zero) by any such benefits provided by the Executive's new employer. The Executive shall also be entitled to receive a pro rate share of the maximum award available under any incentive plan or program (including but not limited to the Executive Performance Incentive Plan or any substitute, successor or replacement thereto) for which the performance period has not closed (or, if closed, payment has not been made) prior to the end of the Employment Term.

      6.3 If the Employment Term ends on or after the Termination Date (as then in effect), the executive shall be entitled to payment by the Company of a special performance bonus for his services hereunder equal to one (1) year's base salary as then in effect.

7. DEATH OR PERMANENT DISABILITY

      7.1 In the event the Executive shall fail during the Employment Term, because of illness, physical or mental disability or other incapacity, for a period of six consecutive months to render the services provided for by this Agreement ("Permanent Disability"), then the Company may terminate the Employment Term, by notice to the Executive effective not less than 30 days after giving such notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 7.1; provided, however, that the Company shall, after such termination due to Permanent Disability, continue to pay the Executive's annual base salary ( as set forth in Section 2 of this Agreement) and provide for the continuation of the employee benefits and the benefit provided under Section 4.4 of this agreement or substantially equivalent coverage ( or the full value thereof in cash) for a period of 24 months. The Executive will use his reasonable best efforts to cooperate with any physician engaged by the Company to determine whether or not Permanent Disability exists. Any payments provided for in this Section 7.1 shall be offset (but not below zero) by any salary continuation payments received by the Executive under any plan, program or arrangements described in Section 4.1 of this Agreement.

      7.2 In the event of the death of the Executive during the Employment Term, the Employment Term shall terminate on the date of the Executive's death, and the Company shall pay an amount, or provide Life Insurance, equal to (i) 2.99 times (ii) the Executive's base salary for the period of twelve (12) months, to his estate or other beneficiary designated by him. Thereafter, the Company shall have no further obligation to compensate the Executive, under this agreement.

8. TERMINATION FOR GOOD REASON

      8.1 The Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's express prior written consent):

            (i) The assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment for Cause, Permanent Disability as set forth herein in Section 7, or as a result of the Executive's death or by the Executive other than for Good Reason;

            (ii) A reduction by the Company in the Executive's base salary as in effect at the Effective Date hereof, as the same may be increased according to the terms of this Agreement;

            (iii) A relocation of the Company's principal executive offices to a location outside Rhode Island or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the Effective Date hereof, or any material reduction or adverse change in the emoluments or perquisites of office provided to the Executive at the Effective Date hereof;

            (iv) A failure by the Company to continue in effect any benefit or compensation plan (including any pension, profit sharing, bonus, life insurance, health, accidental death or dismemberment or disability plan) in which the Executive is participating at the Effective Date hereof (or in the case of plans adopted after the date hereof and providing a type of benefit not provided by the Company at the Effective Date hereof, at the respective dates of adoption of such plans) without providing for or establishing plans or arrangements providing the Executive with substantially similar benefits or the taking of any action by the Company which would adversely affect the Executive's participation in or reduce the Executive's benefits under any of such plans;

            (v) The taking of any action by the Company which would deprive the Executive of any material fringe benefit enjoyed by the Executive at the Effective Date hereof ( or in the case of a fringe benefit not provided by the Company on the Effective Date hereof, at the respective dates of adoption of such plans first providing such fringe benefits) or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled hereunder or, if greater, in accordance with the Company's practices at the Effective Date hereof;

            (vi) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of the Company or any person acquiring a substantial portion of the assets of the Company or, following any such assumption, assignment or acquisition by an entity other than Subsidiary, the occurrence of any event the Executive reasonably believes will impair his duties under this Agreement;

            (vii) Any material breach by the Company of any provision of this Agreement;

            (viii) Any purported termination of the Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 7 or 9 of this Agreement, no such purported termination shall be effective, or

            (ix) Any Change in Control (as defined below).

      8.2 CHANGE IN CONTROL

For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

            (i) any Person (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; however, purchases of securities of the Company conducted by the Company's Investment Banker (who was under contract to the Company prior to July 1, 1999), from any such Person representing 25% or more of the combined voting power (who was also a shareholder of record at July 1, 1999) shall not be deemed a "Change of Control" if purchased by Investment Banker on or before February 11, 2001;

            (ii) during any period of no more than two consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity ) more than 75% immediately after such merger or the consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      As used in this Agreement, the term "Person" has the meaning given such term in Section 3 (a) (9) of the Exchange Act, as modified and used in Sections 13 (d) and 14 (d) of the Exchange Act, but excludes (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company ( or of any subsidiary of the Company) and (z) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

9. DISCHARGE FOR CAUSE

      The Company shall have the right to terminate the employment of the Executive for Cause. In the event that prior to the Termination Date the Executive's employment is (a) terminated by the Company for Cause, as hereinafter defined, or (b) by the Executive other than for Good Reason or (c) other than as a result of Permanent Disability or death, the Executive shall be entitled to receive all salary, bonuses, and benefits to which the Executive is entitled or which have accrued up to and including the effective date of the Executive's termination of employment hereunder. All bonuses and similar amounts shall accrue through the date of termination. If the Company follows the procedures specified in this Section 9, in the case of the termination of the Executive's employment for Cause, the Company's obligation under this Agreement to make any further payments, or provide any benefits specified herein, to the Executive shall thereupon cease and terminate. As used herein, the term "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical and mental illness or any such or anticipated failure resulting from his termination for Good Reason), after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identified the manner in which the Board of Directors believe that the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or Subsidiary monetarily or otherwise, or (iii) the Executive's willful and continued personal dishonesty, breach of fiduciary duty involving personal profit, or conviction of a felony (other than minor traffic violations). For purposes of this Section, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or Subsidiary. Termination of the Executive's employment pursuant to this Section 9 shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board that any event constituting Cause for Termination in accordance with this Section 9 has occurred and specifying the particulars thereof in detail. For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination.

      10. NO OBLIGATION TO MITIGATE DAMAGES

      10.1 The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, not shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer after the termination of his employment hereunder or otherwise, except to the extent set forth in Section 6.2 of this Agreement. In addition, the Company shall reimburse the Executive on a quarterly basis for all costs and expenses incurred by the Executive to enforce or protect his rights under this Agreement unless it shall ultimately be determined by a final judgment of a court of competent jurisdiction that the Executive was without any justification for commencing or continuing any such action or proceedings. In the event of such final judgement, the Executive shall repay to the Company any amounts of reimbursement paid under this Section 10.

      11. NONCOMPETITION

      During the Employment Term, the Executive shall not, directly or indirectly become under contract to or associated with, employed by, render services to or own an interest (other than as a shareholder owning not more than a 5% interest) in any business that is then in competition with the Company or Subsidiary, unless so directed or permitted by a majority of the Board of Directors.

      12. INDEMNIFICATION: DIRECTORS & OFFICERS INSURANCE

      12.1 The Company agrees to indemnify the Executive and agrees to cause Subsidiary to indemnify the Executive to the fullest extent permitted under the applicable laws of Delaware and Rhode Island, respectively. Such indemnification shall be in no way exclusive of any other right of indemnification to which the Executive may be entitled.

      12.2 Within 30 days of the date hereof, the Company shall obtain and thereafter during the Employment Term maintain directors' and officers' liability insurance with limits of at least $1,000,000 under policies and issued by a company or companies reasonably acceptable to the Executive.

      13. CONFIDENTIALITY

      13.1 The Executive shall not intentionally disclose or reveal to any unauthorized person, during the period of the Employment Term any trade secret or other confidential information relating to the Company or Subsidiary that has not been previously disclosed or revealed.

      14. NOTICES

      14.1 All notices or communications hereunder shall be in writing, addressed to each party at its or his address set forth above. Any such notice or communications shall be sent certified or registered mail, return receipt requested, postage prepaid, or by prepaid nationally-recognized courier service addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

      15. SEPARABILITY

      15.1 If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

      16. ASSIGNMENT

      16.1 This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive, provided, however, that no such assignment by the Company without the Executive's written consent shall release the Company from any of its obligations hereunder.

      17. SIGNING SHARES AND STOCK OPTIONS OF THE COMPANY'S COMMON STOCK

      17.1 The Executive shall receive 10,000 shares and additional stock options for at least 75,000 shares at a strike price not greater than $1.00 per share of the Company's common stock upon signing this Agreement.

      17.2 Such shares of stock shall be deemed as earned and exchanged on September 27, 1999, and the Executive shall terminate development of future consulting contracts for the benefit of Corporate Financial Group on or before such date.

      17.3 Stock options shall be vested to the benefit of the Executive on the date the per share price of Common Stock of the Company first closes for trading on the NASDAQ (or its successor) as follows:

                              Options                 Price
                              -------                 -----

            25000       closes at a price of $3.00;

            25000       closes at a price of $4.50; and

            25000       closes at a price of $6.75

      17.4 Shares and stock options will be delivered within 30 days of the signing of this Agreement.

      18. ENTIRE AGREEMENT

      18.1 This Agreement represents the entire agreement of the parties and shall supercede any and all previous contracts, arrangements or understandings between the Company and the Executive; provided however, that the benefits provided for in this Agreement are in addition to and shall in no way reduce or diminish any right to which he is otherwise entitled that is already accrued for or granted to the Executive pursuant to a plan, program or arrangement of the Company. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

      19. GOVERNING LAW

      19.1 This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Rhode Island.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.

      Witness: /s/ Doris A. Connor

      by:   /s/ Clifford G. Brockmyre II
            Chairman and CEO

      by:   /s/ Bruce J. Garreau
            Executive